EXHIBIT 23.5

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

           We hereby consent to the incorporation by reference in this Registration Statement of CMGI, Inc. on Form S-8 of our report, dated June 17, 1997, except for Note 6, for which the date is June 9, 1999, relating to the financial statements of Shopping.com which appear in Form 8-K of CMGI, Inc. dated June 29, 1999.


  /s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
  ---------------------------------------------

  SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
  Los Angeles, California
  March 31, 2000